Exhibit 99.1

Concrete Pumping Holdings Reports Strong Second Quarter Fiscal Year 2020 Results

DENVER, CO – June 9, 2020 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping services and waste management services in the U.S. and U.K., today reported financial results for its second fiscal quarter ended April 30, 2020.

Second Quarter Fiscal Year 2020 Summary vs. Second Quarter of Fiscal Year 2019

●	Revenue increased 19% to $74.0 million.
●	Gross margin increased 370 basis points to 43.0%.
●	Net loss available to common shareholders was $59.4 million or $(1.13) per diluted share versus a net loss of $10.1 million or $(0.35) per diluted share.
o	The second quarter of 2020 included a $57.9 million non-cash goodwill and intangibles impairment charge due to the COVID-19 impact on the Company’s market capitalization.
o	Excluding the goodwill and intangibles impairment charge, net loss to common shareholders was $3.9 million or $(0.08) per diluted share.
●	Adjusted EBITDA[1] increased 29% to $23.5 million with Adjusted EBITDA margin[1] up 240 basis points to 31.8%.
o	51% Adjusted EBITDA growth in the U.S. Concrete Pumping segment on a 35% increase in revenue.
o	36% Adjusted EBITDA growth in the U.S. Concrete Waste Management Services segment on a 23% improvement in revenue.
o	Adjusted EBITDA for the U.K. Operations segment was down 38% on a 34% reduction in revenue due to COVID-19-imposed construction site closures.

Management Commentary

“As indicated in our second quarter pre-announcement and further supported by today’s strong results, our business has shown resilience amongst the COVID-19 pandemic, highlighting the agility of our operations and largely essential nature of our work,” said Bruce Young, CEO of CPH. “During this time, we have prioritized the safety of our employees while continuing to deliver exceptional service that our customers demand. We also continue to demonstrate the attractiveness of our business model with second quarter Adjusted EBITDA growth well outpacing our revenue growth. This has allowed us to reduce our leverage while taking other proactive measures to enhance our liquidity.

“During the second quarter, we reduced net debt2 by approximately $20 million compared to the end of the first quarter of fiscal 2020 and instituted various cost saving and cash preservation measures to increase available liquidity to $33 million as of April 30th. These included the suspension of uncommitted 2020 capital expenditures and utilizing our roughly 70% variable cost structure to scale back expenses in markets with softer demand. The combination of these measures, along with our healthy operating cash flow and no near-term debt maturities, has us managing our business from a position of strength during these uncertain times.

1 Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a discussion of the definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to its most comparable GAAP measure.

2 Net debt is a non-GAAP financial measure. See Non-GAAP Financial Measures below for a discussion of the definition of net debt and a reconciliation to its most comparable GAAP measure.

“It is important to note that our strong second quarter results were achieved despite COVID-19-imposed construction site shutdowns, primarily in our U.K. and Seattle markets, which partially offset our 19% revenue growth. In the past several weeks, however, these markets have begun to recover. In particular, Seattle is back to pre-COVID-19 revenue levels while our U.K. operations have rebounded from 25% to 60% of pre-COVID-19 revenue levels. We are closely monitoring the velocity of our job volume in all of our markets and are cautiously optimistic in positive demand trends continuing. Nevertheless, we believe the swift actions we have taken in response to the current environment will maximize our financial strength in support of our long-term strategy to drive shareholder value.”

Second Quarter Fiscal Year 2020 Financial Results

Revenue in the second quarter of fiscal year 2020 increased 19% to $74.0 million compared to $62.0 million in the second quarter of fiscal year 2019. The increase was largely attributable to the acquisition of Capital Pumping in May 2019. In addition, robust organic growth in many of the Company’s existing core markets in both segments in the U.S. was mostly offset by a decline in revenue in the U.K. Operations segment due to COVID-19-imposed construction site closures.

Gross profit in the second quarter of fiscal year 2020 increased 31% to $31.9 million compared to $24.4 million in year-ago quarter. Gross margin increased 370 basis points to 43.0% compared to 39.3% in the year-ago quarter. The increase in gross margin was primarily due to the post-acquisition contribution from Capital Pumping, more favorable fuel pricing and better procurement costs.

General and administrative expenses in the second quarter of fiscal year 2020 were $26.4 million compared to $21.9 million in the year-ago quarter. The increase was largely due to the acquisition of Capital Pumping, which drove higher amortization of intangible assets expense of $1.6 million and headcount growth, along with $1.0 million in higher stock-based compensation expense as a result of a stock grant in April 2019. Excluding amortization of intangible assets and stock-based compensation expense, G&A expenses were up 13%. As a percent of revenue, general and administrative expenses were 35.6% compared to 35.3% in the year-ago quarter.

Net loss available to common shareholders in the second quarter of fiscal year 2020 was $59.4 million or $(1.13) per diluted share compared to a net loss of $10.1 million or $(0.35) per diluted share in the second quarter of fiscal year 2019. Net loss attributable to common shareholders in the second quarter of 2020 included a $57.9 million non-cash goodwill impairment charge, which was required due to the COVID-19 impact on the Company’s market capitalization.

Adjusted EBITDA in the second quarter of fiscal year 2020 increased 29% to $23.5 million compared to $18.2 million in the year-ago quarter. Adjusted EBITDA margin increased 240 basis points to 31.8% compared to 29.4% in the year-ago quarter. The increase in revenue, combined with a 370 basis point increase in gross margin, were the primary factors responsible for the strong growth in Adjusted EBITDA.

Liquidity

At April 30, 2020, the Company had net debt of $412.8 million and total available liquidity of $33.1 million. On a sequential basis, net debt improved by $20.1 million from the first quarter of fiscal 2020.

Segment Results

U.S. Concrete Pumping.  Revenue in the second fiscal quarter increased 35% to $57.5 million compared to $42.5 million in the year-ago quarter. The incremental benefit of the Capital Pumping acquisition, which added additional pumping capacity in Texas, represented $12.0 million of the increase. Excluding the contribution from Capital Pumping, revenue on an organic basis improved 7% over the previous year due to notable improvements in most markets. Adjusted EBITDA in the second fiscal quarter increased 51% to $16.3 million compared to $10.8 in the year-ago quarter due to post-acquisition contributions from Capital Pumping, better fuel pricing and procurement costs.

U.K. Operations. Revenue in the second fiscal quarter was $8.4 million compared to $12.7 million in the year-ago quarter. The decline was largely attributable to COVID-19-imposed construction site shutdowns in the month of April. Adjusted EBITDA in the second fiscal quarter was $2.5 million compared to $4.1 million in the year-ago quarter primarily due to the decline in revenue.

U.S. Concrete Waste Management Services. Revenue in the second fiscal quarter increased 23% to $8.3 million compared to $6.8 million in the year-ago quarter. The increase was driven primarily by robust organic growth and improving operational effectiveness across a majority of the markets served. Adjusted EBITDA in the second fiscal quarter increased 36% to $4.1 million compared to $3.0 million over the year-ago quarter, with the increase primarily attributable to the strong revenue growth.

Fiscal Year 2020 Outlook

As previously reported in its May 11, 2020 second quarter results pre-announcement, CPH believes it is currently well-positioned to navigate the current COVID-19 environment and is fully prepared to leverage an economic recovery. Given the heightened uncertainty about the duration and timing of the economic recovery associated with the pandemic, the Company has withdrawn its 2020 financial outlook provided on January 14, 2020.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter results.

Date: Tuesday, June 9, 2020

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13704097

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.concretepumpingholdings.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through June 30, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13704097

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of April 30, 2020, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 16 locations in the U.S. and 1 location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination between our predecessor, Industrea Acquisition Corp., and the private operating company formerly called Concrete Pumping Holdings, Inc. (the “Business Combination”), the Company is the acquirer for accounting purposes and CPH is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s presentations into two distinct periods, the period up to the Business Combination closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The Business Combination was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the accompanying Consolidated Financial Statements include a black line to distinguish the results for Predecessor and Successor reporting entities shown, as they are presented on a different basis and are therefore, not comparable.

Forward‐Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees, and realize the expected benefits from the acquisition of Capital Pumping; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management also uses this non-GAAP financial measure to compare the Company’s performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly and annual financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating the Company’s ongoing operating results and in comparing the Company’s financial results with competitors who also present similar non-GAAP financial measures.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, loss on debt extinguishment, stock-based compensation, other income, net, and other adjustments. Adjusted EBITDA is not pro forma for acquisitions. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue for the period presented.

See “Non-GAAP Measures (Adjusted EBITDA)” below for a reconciliation of Adjusted EBITDA to net income (loss) calculated in accordance with GAAP.

Net debt is calculated as all amounts outstanding under debt agreements (currently this includes the Company’s term loan and revolving line of credit balances, excluding any offsets for capitalized deferred financing costs) measured in accordance with GAAP less cash. Cash is subtracted from the GAAP measure because it could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. CPH believes this non-GAAP measure provides useful information to management and investors in order to monitor the Company’s leverage and evaluate the Company’s consolidated balance sheet.

Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA and net debt differently and therefore these measures may not be directly comparable to similarly titled measures of other companies.

As the underlying business and financial results of the Successor and Predecessor entities are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination, management has combined the first quarter 2019 results of the Predecessor and Successor periods for comparability in certain tables below. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, the tables below present the non-GAAP combined results for the first quarter of 2019.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach 1-949-574-3860 BBCP@gatewayir.com

Concrete Pumping Holdings, Inc.
Consolidated Balance Sheets

	Successor	Successor
	April 30,	October 31,
(in thousands, except per share amounts)	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$18,048	$7,473
Trade receivables, net	41,739	45,957
Inventory	5,094	5,254
Income taxes receivable	421	697
Prepaid expenses and other current assets	6,967	3,378
Total current assets	72,269	62,759

Property, plant and equipment, net	307,113	307,415
Intangible assets, net	199,601	222,293
Goodwill	222,475	276,088
Other non-current assets	1,839	1,813
Deferred financing costs	875	997
Total assets	$804,172	$871,365

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Revolving loan	$39,211	$23,555
Term loans, current portion	20,888	20,888
Current portion of capital lease obligations	94	91
Accounts payable	7,220	7,408
Accrued payroll and payroll expenses	9,150	9,177
Accrued expenses and other current liabilities	20,642	28,106
Income taxes payable	1,148	1,153
Deferred consideration	-	1,708
Total current liabilities	98,353	92,086

Long term debt, net of discount for deferred financing costs	352,448	360,938
Capital lease obligations, less current portion	430	477
Deferred income taxes	65,335	69,049
Total liabilities	516,566	522,550

Zero-dividend convertible perpetual preferred stock, $0.0001 par value, 2,450,980 shares issued and outstanding as of April 30, 2020 and October 31, 2019	25,000	25,000

Stockholders' equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 58,221,934 issued and outstanding as of April 30, 2020 and October 31, 2019, respectively	6	6
Additional paid-in capital	353,339	350,489
Treasury stock	(131)	-
Accumulated other comprehensive income	(2,813)	(599)
(Accumulated deficit) retained earnings	(87,795)	(26,081)
Total stockholders' equity	262,606	323,815

Total liabilities and stockholders' equity	$804,172	$871,365

Concrete Pumping Holdings, Inc.
Consolidated Statements of Operations

						S/P Combined
	Successor				Predecessor	(non-GAAP)
(in thousands, except share and per share amounts)	Three Months Ended April 30, 2020	Three Months Ended April 30, 2019	Six Months Ended April 30, 2020	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six Months Ended April 30, 2019

Revenue	$74,041	$61,988	$147,980	$95,958	$24,396	$120,354
Cost of operations	42,174	37,628	83,965	58,731	14,027	72,758
Gross profit	31,867	24,360	64,015	37,227	10,369	47,596
Gross margin	43.0%	39.3%	43.3%	38.8%	42.5%	39.5%

General and administrative expenses	26,381	21,853	52,988	35,534	4,936	40,470
Goodwill and intangibles impairment	57,944	-	57,944	-	-	-
Transaction costs	-	1,282	-	1,282	14,167	15,449
Income (loss) from operations	(52,458)	1,225	(46,917)	411	(8,734)	(8,323)

Interest expense, net	(8,765)	(9,318)	(18,268)	(14,910)	(1,644)	(16,554)
Loss on extinguishment of debt	-	-	-	-	(16,395)	(16,395)
Other income, net	34	20	103	31	6	37
Loss before income taxes	(8,731)	(9,298)	(18,165)	(14,879)	(18,033)	(32,912)

Income tax expense (benefit)	(2,221)	1,572	(3,368)	(1,193)	(4,192)	(5,385)
Net loss	(58,968)	(9,645)	(61,714)	(13,275)	(22,575)	(35,850)

Less preferred shares dividends	(470)	(434)	(943)	(703)	-	-
Less undistributed earnings allocated to preferred shares	-	-	-	-	-	-

Loss available to common shareholders	$(59,438)	$(10,079)	$(62,657)	$(13,978)	$(22,575)	$(35,850)

Weighted average common shares outstanding
Basic	52,782,663	29,166,165	52,752,884	29,043,174	7,576,289
Diluted	52,782,663	29,166,165	52,752,884	29,043,174	7,576,289

Net (loss) income per common share
Basic	$(1.13)	$(0.35)	$(1.19)	$(0.48)	$(3.00)
Diluted	$(1.13)	$(0.35)	$(1.19)	$(0.48)	$(3.00)

Concrete Pumping Holdings, Inc.
Consolidated Statements of Cash Flows
				S/P Combined
	Successor		Predecessor	(non-GAAP)
(in thousands, except per share amounts)	Six Months Ended April 30, 2020	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six months ended April 30, 2019

Net income (loss)	$(61,714)	$(13,275)	$(22,575)	$(35,850)
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangibles impairment	57,944	-	-	-
Depreciation	13,015	8,668	2,060	10,728
Deferred income taxes	(3,515)	475	(4,355)	(3,880)
Amortization of deferred financing costs	2,076	1,832	152	1,984
Write off deferred debt issuance costs	-	-	3,390	3,390
Amortization of debt premium	-	-	(11)	(11)
Amortization of intangible assets	17,147	11,838	653	12,491
Stock-based compensation expense	2,850	361	27	388
Prepayment penalty on early extinguishment of debt	-	-	13,004	13,004
(Gain)/loss on the sale of property, plant and equipment	(477)	(137)	(166)	(303)
Payment of contingent consideration in excess of amounts established in purchase accounting	(526)	-	-	-
Net changes in operating assets and liabilities (net of acquisitions):
Trade receivables, net	4,009	1,235	485	1,720
Inventory	127	147	(294)	(147)
Prepaid expenses and other current assets	(5,209)	(2,869)	(1,283)	(4,152)
Income taxes payable, net	301	1,836	203	2,039
Accounts payable	(101)	(7,850)	(654)	(8,504)
Accrued payroll, accrued expenses and other current liabilities	1,060	(6,351)	17,280	10,929
Net cash (used in) provided by operating activities	26,987	(4,090)	7,916	3,826

Cash flows from investing activities:
Purchases of property, plant and equipment	(23,305)	(25,007)	(503)	(25,510)
Proceeds from sale of property, plant and equipment	3,607	1,031	364	1,395
Cash withdrawn from Industrea Trust Account	-	238,474	-	238,474
Acquisition of net assets, net of cash acquired - CPH acquisition	-	(449,434)	-
Net cash (used in) investing activities	(19,698)	(234,936)	(139)	(235,075)

Cash flows from financing activities:
Proceeds on long term debt	-	357,000	-	357,000
Payments on long term debt	(10,444)	(4,463)	-	(4,463)
Proceeds on revolving loan	143,559	73,659	4,693	78,352
Payments on revolving loan	(127,404)	(41,810)	(20,056)	(61,866)
Redemption of common shares	-	(231,415)	-	(231,415)
Payment of debt issuance costs	-	(21,049)	-	(21,049)
Payments on capital lease obligations	(45)	(34)	(7)	(41)
Issuance of common stock related to stock plans	-	-	-	-
Purchase of treasury stock	(131)	-	-	-
Issuance of preferred shares	-	25,000	-	25,000
Payment of underwriting fees	-	(8,050)	-	(8,050)
Issuance of common shares	-	96,901	-	96,901
Payment of contingent consideration established in purchase accounting	(1,161)	-	-	-
Proceeds on exercise of rollover incentive options	-	1,370	-	1,370
Net cash provided by (used in) financing activities	4,374	247,109	(15,370)	231,739
Effect of foreign currency exchange rate on cash	(1,088)	(2,894)	(70)	(2,964)
Net increase (decrease) in cash	10,575	2,932	(7,663)	(4,731)
Cash:
Beginning of period	7,473	4	-	-
End of period	$18,048	$2,936	$958	$2,936

Concrete Pumping Holdings, Inc.
Segment Revenue

	Successor		Change
(in thousands)	Three Months Ended April 30, 2020	Three Months Ended April 30, 2019	$	%
Revenue
U.S. Concrete Pumping	$57,459	$42,548	$14,911	35.0%
U.K. Operations	8,401	12,689	(4,288)	-33.8%
U.S. Concrete Waste Management Services	8,306	6,751	1,555	23.0%
Corporate	625	-	625	0.0%
Intersegment	(750)	-	(750)	0.0%
	$74,041	$61,988	$12,053	19.4%

				S/P Combined
	Successor		Predecessor	(non-GAAP)	Change
(in thousands)	Six Months Ended April 30, 2020	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six Months Ended April 30, 2019	$	%
Revenue
U.S. Concrete Pumping	$112,564	$66,615	$16,659	$83,274	$29,290	35.2%
U.K. Operations	19,086	18,504	5,143	23,647	(4,561)	-19.3%
U.S. Concrete Waste Management Services	16,589	10,839	2,628	13,467	3,122	23.2%
Corporate	1,250	-	242	242	1,008	416.5%
Intersegment	(1,509)	-	(276)	(276)	(1,233)	446.7%
	$147,980	$95,958	$24,396	$120,354	$27,626	23.0%

Concrete Pumping Holdings, Inc.
Segment Adjusted EBITDA

	Successor		Change
(in thousands)	Three Months Ended April 30, 2020	Three Months Ended April 30, 2019	$	%
Adjusted EBITDA
U.S. Concrete Pumping	$16,319	$10,803	$5,516	51.1%
U.K. Operations	2,516	4,081	(1,565)	-38.3%
U.S. Concrete Waste Management Services	4,055	2,977	1,078	36.2%
Corporate	625	371	254	68.5%
	$23,515	$18,232	$5,283	29.0%

				S/P Combined
	Successor		Predecessor	(non-GAAP)	Change
(in thousands)	Six Months Ended April 30, 2020	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six Months Ended April 30, 2019	$	%
Adjusted EBITDA
U.S. Concrete Pumping	$33,166	$15,539	$7,627	$23,166	$10,000	43.2%
U.K. Operations	5,127	4,566	1,396	5,962	(835)	-14.0%
U.S. Concrete Waste Management Services	7,804	4,681	388	5,069	2,735	54.0%
Corporate	1,250	1,008	177	1,185	65	5.5%
	$47,347	$25,794	$9,588	$35,382	$11,965	33.8%

Concrete Pumping Holdings, Inc.
Quarterly Financial Performance

(dollars in millions)	Revenue	Adjusted EBITDA[1]	Capital Expenditures	Adjusted EBITDA less Capital Expenditures

Q1 2017	$46	$14	$4	$9
Q2 2017	$51	$16	$3	$13
Q3 2017	$55	$18	$1	$18
Q4 2017	$60	$20	$14	$6
Q1 2018	$53	$16	$7	$9
Q2 2018	$56	$18	$1	$17
Q3 2018	$66	$22	$11	$11
Q4 2018	$68	$22	$9	$13
Q1 2019	$58	$17	$11	$6
Q2 2019	$62	$18	$13	$5
Q3 2019	$79	$31	$4	$27
Q4 2019	$84	$30	$5	$25
Q1 2020	$74	$24	$16	$8
Q2 2020	$74	$24	$4	$20

¹Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a discussion of the definition of this measure and reconciliation of such measure to its most comparable GAAP measure.

Concrete Pumping Holdings, Inc.
Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA
						S/P Combined
	Successor				Predecessor	(non-GAAP)
(dollars in thousands)	Three Months Ended April 30, 2020	Three Months Ended April 30, 2019	Six Months Ended April 30, 2020	December 6, 2018 through April 30, 2019	November 1, 2018 through December 5, 2018	Six Months Ended April 30, 2019
Consolidated
Net income (loss)	$(58,968)	$(9,645)	$(61,714)	$(13,275)	$(22,575)	$(35,850)
Interest expense, net	8,765	9,318	18,268	14,910	1,644	16,554
Income tax expense (benefit)	(2,221)	1,572	(3,368)	(1,193)	(4,192)	(5,385)
Depreciation and amortization	15,076	12,132	30,162	20,506	2,713	23,219
EBITDA	(37,348)	13,377	(16,652)	20,948	(22,410)	(1,462)
Transaction expenses	-	1,282	-	1,282	14,167	15,449
Loss on debt extinguishment	-	-	-	-	16,395	16,395
Stock based compensation	1,383	361	2,850	361	-	361
Other expense (income)	(33)	(20)	(103)	(31)	(6)	(37)
Goodwill and intangibles impairment	57,944	-	57,944	-	-	-
Other adjustments	1,569	3,232	3,308	3,234	1,442	4,676
Adjusted EBITDA	$23,515	$18,232	$47,347	$25,794	$9,588	$35,382

U.S. Concrete Pumping
Net income (loss)	$(44,303)	$(10,900)	$(46,790)	$(12,962)	$(25,252)	$(38,214)
Interest expense, net	8,096	8,578	16,828	13,712	1,154	14,866
Income tax expense (benefit)	(2,751)	1,428	(4,138)	(934)	(2,102)	(3,036)
Depreciation and amortization	10,144	6,706	20,148	11,532	1,635	13,167
EBITDA	(28,814)	5,812	(13,952)	11,348	(24,565)	(13,217)
Transaction expenses	-	1,282	-	1,282	14,167	15,449
Loss on debt extinguishment	-	-	-	-	16,395	16,395
Stock based compensation	1,383	361	2,850	361	-	361
Other expense (income)	(7)	(20)	(17)	(31)	(6)	(37)
Goodwill and intangibles impairment	43,500	-	43,500	-	-	-
Other adjustments	257	3,368	785	2,579	1,636	4,215
Adjusted EBITDA	$16,319	$10,803	$33,166	$15,539	$7,627	$23,166

U.K. Operations
Net income (loss)	$(15,955)	$789	$(16,848)	$(770)	$158	$(612)
Interest expense, net	669	740	1,440	1,198	490	1,688
Income tax expense (benefit)	509	110	394	(294)	49	(245)
Depreciation and amortization	2,065	2,659	4,261	4,297	890	5,187
EBITDA	(12,712)	4,298	(10,753)	4,431	1,587	6,018
Transaction expenses	-	-	-	-	-	-
Loss on debt extinguishment	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-
Other expense (income)	(26)	-	(86)	-	-	-
Goodwill and intangibles impairment	14,444	-	14,444	-	-	-
Other adjustments	810	(217)	1,522	135	(191)	(56)
Adjusted EBITDA	$2,516	$4,081	$5,127	$4,566	$1,396	$5,962

U.S. Concrete Waste Management Services
Net income (loss)	$859	$(96)	$1,225	$(387)	$2,009	$1,622
Interest expense, net	-	-	-	-	-	-
Income tax expense (benefit)	34	(27)	239	(27)	(1,784)	(1,811)
Depreciation and amortization	2,660	2,703	5,339	4,575	163	4,738
EBITDA	3,553	2,580	6,803	4,161	388	4,549
Transaction expenses	-	-	-	-	-	-
Loss on debt extinguishment	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-
Other expense (income)	-	-	-	-	-	-
Goodwill and intangibles impairment	-	-	-	-	-	-
Other adjustments	502	397	1,001	520	-	520
Adjusted EBITDA	$4,055	$2,977	$7,804	$4,681	$388	$5,069

Corporate
Net income (loss)	$431	$562	$699	$844	$510	$1,354
Interest expense, net	-	-	-	-	-	-
Income tax expense (benefit)	(13)	61	137	62	(355)	(293)
Depreciation and amortization	207	64	414	102	25	127
EBITDA	625	687	1,250	1,008	180	1,188
Transaction expenses	-	-	-	-	-	-
Loss on debt extinguishment	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-	-
Other expense (income)	-	-	-	-	-	-
Goodwill and intangibles impairment	-	-	-	-	-	-
Other adjustments	-	(316)	-	-	(3)	(3)
Adjusted EBITDA	$625	$371	$1,250	$1,008	$177	$1,185

Concrete Pumping Holdings, Inc.
Reconciliation of Net Debt

	October 31,	January 31,	April 30,	Change in Net
(in thousands)	2019	2020	2020	Debt Q1 to Q2
Term loan outstanding	402,094	396,871	391,650	(5,221)
Revolving loan draws outstanding	23,555	38,661	39,211	550
Less: Cash	(7,473)	(2,636)	(18,048)	(15,412)
Net debt	418,176	432,896	412,813	20,083